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                                 PROMISSORY NOTE
                           (Revolving Credit Facility)


$500,000.00                                                 Norwich, Connecticut
                                                            October 23, 1999

         FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of PEOPLE'S BANK ("Holder") at its office at 850 Main Street, Bridgeport, Connecticut, the maximum principal sum of FIVE HUNDRED THOUSAND and NO/100 ($500,000.00) DOLLARS, or so much thereof as may from time to time may be advanced and is outstanding pursuant to the terms of the Revolving Loan Agreement of even date herewith between Holder and Maker (the "Agreement"), together with interest thereon at the rate hereafter provided for. All advances of principal from Holder to Maker shall be made only in accordance with the terms of the Agreement and all sums due hereunder shall be payable in full on August 31, 2000 (the "Maturity Date").

         Interest shall be charged on the outstanding principal balance at any time outstanding from the date advanced at a floating rate equal to the Holder's Prevailing Prime Rate from time to time in effect plus one and one-half (1.50%) percent (the "Interest Rate"). The Interest Rate shall be adjusted on a daily basis throughout the life of the Loan to equal the People's Bank Prevailing Prime Rate as from time to time in effect.

         The term "People's Bank Prevailing Prime Rate" means the per annum interest rate from time to time determined by the Financial Division of Holder in the exercise of its sole and exclusive judgment based upon rate information provided by funding sources ordinarily used by Holder and/or upon national or regional indices as made generally known by Holder's Financial Division to Holder's lending staff. The Prime Rate is an interest rate of general application by Holder but it is not necessarily the best or lowest interest rate made available to its customers.

         Maker shall make monthly payments of interest on principal advanced pursuant to the terms of the Agreement as accrued at the Interest Rate from time to time in effect,
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commencing on the 1st day of the month immediately following the first advance of principal and continuing on the first day of each and every month thereafter until the Maturity Date of August 31, 2000, when the entire balance of principal and interest shall be due and payable.

         Holder shall bill Maker for interest prior to its due date, provided, however, that any failure of Holder to so bill Maker, or any error contained in such billing, including but not limited to the calculation of interest, shall not relieve Maker of its obligations hereunder.

         The occurrence of any one of the following events shall constitute an event of default hereunder and, at the sole election of Holder, the whole of the principal sum, interest accrued thereon, and any and all indebtedness evidenced hereby or otherwise due Holder shall accelerate and become immediately due and payable without notice or demand of any kind:

                  (a) Failure to make any payment due Holder hereunder for more than fifteen (15) days after same is due and payable.

                  (b) Failure to promptly observe, perform or comply with any other obligation, condition or covenant to be observed, performed or complied with by Maker under this Note which failure shall continue for a period of thirty (30) days after notice of such default by Holder to Maker provided, however, the same shall not constitute an Event of Default as long as maker commences to cure such default within said thirty (30) day period and thereafter diligently pursues such cure.

                  (c) The happening of any event, condition or situation, permitting the Holder to accelerate the maturity of any indebtedness hereby evidenced, including, but not by way of limitation, each of the following acts, omissions, breaches, failures or non-compliance, events, conditions or situations provided same continue beyond any express cure period: [i] default under any term of the Agreement, including but not limited to financial covenants therein contained



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         which default continues beyond any express grace or cure period therein expressly provided for; or [ii] default under the Guaranty of the Connecticut Development Authority securing this Note; or [iii] default under the Security Agreement securing this Note which default continues beyond any express grace or cure period therein expressly provided for; or default of Maker's obligations under any subordination agreement to the benefit of Holder; or [iv] default under any other document or agreement of Maker to the benefit of Holder, whether securing or further evidencing the obligations herein described or otherwise, which default continues beyond any express grace or cure period expressly provided for.

                  (d) The filing by or against the Grantor of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of Maker as a bankrupt, or the making of an assignment for the benefit of creditors, or the appointment of a receiver for any part of any of Maker's properties. Notwithstanding the above, Maker shall have sixty (60) days to cure or otherwise dismiss any involuntary petition or other involuntary action filed against him Maker.

The failure of Holder to exercise such option to accelerate the indebtedness hereby evidenced shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Total or partial prepayment may be made at any time and from time to time without payment of a prepayment fee.

         Maker agrees to pay all taxes levied or assessed upon this Note other than taxes upon income to Holder and to pay all reasonable costs, expenses and attorneys fees incurred by Holder in any proceedings for collection of this Note and in protecting or sustaining any security interest given Holder. Maker hereby gives Holder a lien and right of setoff for all Maker's liabilities upon and against all the deposits, credits, collateral and property of Maker, now or hereafter in the possession or control of Holder or in transit to it



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including but not limited to special accounts and certificates of deposit whether or not matured. Holder may, in the event of default in the payment of obligations hereunder, or upon the occurrence of any event or condition which would constitute such an event of default after, in each case, the expiration of any express grace period, if any, apply or set off the same, or any part thereof, to any liability of Maker. If Maker is indebted to the Holder under any other obligation, then a default in that obligation which continues beyond any applicable express grace or cure period shall be a default under this obligation. Conversely, default under this obligation which continues after any applicable grace period shall be a default under any other obligation.

         MAKER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATIONS, AND AGREES THAT THE TIME FOR PAYMENT OF THIS NOTE MAY BE CHANGED AND EXTENDED AT HOLDER'S SOLE DISCRETION, WITHOUT IMPAIRING ITS LIABILITY THEREON, AND FURTHER CONSENTS TO THE RELEASE OF ALL OR ANY PART OF THE SECURITY FOR THE PAYMENT HEREOF AT THE DISCRETION OF HOLDER, OR THE RELEASE OF ANY PARTY LIABLE FOR THIS OBLIGATION WITHOUT AFFECTING THE LIABILITY OF THE MAKER HEREUNDER. ANY DELAY ON THE PART OF THE HOLDER IN EXERCISING ANY RIGHT HEREUNDER SHALL NOT OPERATE AS A WAIVER OF ANY SUCH RIGHT, AND ANY WAIVER GRANTED FOR ONE OCCASION SHALL NOT OPERATE AS A WAIVER IN THE EVENT OF ANY SUBSEQUENT DEFAULT.

         TO THE EXTENT ALLOWED BY LAW, MAKER DOES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH IT MAY BE A PARTY ARISING OUT OF OR PERTAINING DIRECTLY OR INDIRECTLY TO THIS TRANSACTION.

         Any delay on the part of Holder in exercising any right



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hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

         All notices to Maker required under this Note, if any, shall be deemed to have been made upon the third business day following the mailing of same by United States mail, certified, return receipt requested, postage prepaid, or by commercial courier with the delivery charges prepaid, to the following address:
"Gunther International, Ltd., One Winnenden Road, Norwich, Connecticut 06360" or such other address as Maker may notice in writing to Holder.

         THE RIGHTS AND OBLIGATIONS OF MAKER HEREUNDER, INCLUDING BUT NOT LIMITED TO THE CIRCUMSTANCES UNDER WHICH PRINCIPAL IS TO BE ADVANCED, ARE GOVERNED BY THE TERMS OF THE AGREEMENT WHICH ARE INCORPORATED HEREIN BY REFERENCE.

         This Note shall bind the successors and assigns of each Maker and all endorsers hereto and shall inure to the benefit of the Holder, its successors and assigns.

         This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.


                           GUNTHER INTERNATIONAL, LTD.


                           By       /s/ Marc Perkins
                              -----------------------------
                              Its  Chief Executive Officer
                              Duly Authorized







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